UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

Blackstone Infrastructure Strategies L.P.

(Exact name of Registrant as specified in its charter)

Delaware	000-56672	No. 99-4067586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 26, 2026, BXINFRA (as defined below) entered into a revolving credit agreement (the “Agreement”) pursuant to which the lenders and letter of credit issuers thereunder agreed to provide loans and letters of credit for up to an aggregate initial principal amount of $400 million subject to customary conditions. The available capacity under the Agreement may be increased on a permanent or a temporary basis up to an amount agreed by each Joint Lead Arranger (as defined below) and the increasing lenders, provided that the Borrower (as defined below) may not incur new loans or letters of credit in excess of a loan to value ratio of 22.5% (unless otherwise agreed by each Joint Lead Arranger). The Borrower must maintain a loan to value ratio of not more than 30%, where “value” equals the sum of the adjusted net asset values of Eligible Investments (as defined in the Agreement) and certain other items specified therein.

The parties to the Agreement include BXINFRA Aggregator (CYM) L.P., the entity through which BXINFRA conducts its investment activities, as borrower (the “Borrower”), Citibank, N.A. and Sumitomo Mitsui Banking Corporation (“SMBC”), as joint lead arrangers (in such capacities, the “Joint Lead Arrangers”), SMBC, as administrative agent (in such capacity, the “Administrative Agent”), and certain other lenders and the letter of credit issuers as identified in the Agreement. The Agreement matures on January 26, 2028, subject to a one-year extension option upon the payment of fees and satisfaction of certain customary conditions.

Under the Agreement, borrowings denominated in U.S. dollars will bear interest, at the Borrower’s discretion, at a rate of the (i) one-month term Secured Overnight Financing Rate (“SOFR”) plus a spread of 3.00% per annum, (ii) daily simple SOFR plus a spread of 3.00% per annum, or (iii) Base Rate (as defined in the Agreement) plus a spread of 2.00%. Such rates may be increased by up to 2.50% per annum during a continuing event of default and/or a cash sweep event.

The Agreement contains customary representations and warranties, events of default, cash sweep events, and affirmative and negative covenants. The Borrower’s obligations under the Agreement are non-recourse to BXINFRA and secured by the Borrower’s distributions received from investments. Under the Agreement, the Borrower will bear customary expenses for a credit facility of this size and type, including closing fees, arrangement fees, administration fees, and unused fees.

The foregoing summary description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On January 1, 2026, Blackstone Infrastructure Strategies L.P. (the “Fund”) sold unregistered limited partnership units (the “Units”) for aggregate consideration of approximately $197.3 million(1). The following table details the Units sold by the Fund:

	Number of Units Sold(2)	Consideration
Class I	5,193,072	$143,150,149
Class S	1,962,925	$53,638,500
Class D	17,899	$492,000

(1)

The Fund, together with other Blackstone-managed vehicles that invest alongside the Fund, but excluding Blackstone Private Market Solutions SCA-SICAV – Blackstone Infrastructure ELTIF (“BXINFRA Lux”), collectively form “BXINFRA.” BXINFRA and BXINFRA Lux are operated as distinct investment structures and are together referred to as the “BXINFRA Fund Program.” On January 2, 2026, the BXINFRA Fund Program (inclusive of the Fund) issued interests for aggregate consideration of approximately $222.4 million, excluding interests sold through the Fund’s distribution reinvestment plan.

(2)

The number of Units sold by the Fund was finalized on January 28, 2026, following the calculation of the Fund’s transactional net asset value (“Transactional NAV”) as of December 31, 2025. See Item 7.01 below for more information on the Fund’s Transactional NAV.

The offer and sale of the Units were made as part of the Fund’s continuous private offering to investors that are both (a) accredited investors (as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) and (b) qualified purchasers (as defined in the Investment Company Act of 1940, as amended, and the rules thereunder) and were exempt from the registration provisions of the Securities Act, pursuant to Section 4(a)(2) and Regulation D thereunder. Units were sold to third-party investors, including through Blackstone Infrastructure Strategies (TE) L.P., a Delaware limited partnership for certain investors with particular tax characteristics, such as tax-exempt investors and non-U.S. investors.

Item 7.01	Regulation FD Disclosure

Transactional Net Asset Value

The Transactional NAV per Unit for each class of the Fund as of December 31, 2025 is as follows:

Transactional NAV as of December 31, 2025
Class I	$27.57
Class S	$27.33
Class D	$27.49

As of December 31, 2025, BXINFRA’s aggregate Transactional NAV was approximately $3.8 billion.

The Fund calculates Transactional NAV for purposes of establishing the price at which transactions in the Fund’s Units are made. A description of the Fund’s valuation process was included under “Part II, Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Calculation of Net Asset Value” of the Fund’s Annual Report on Form 10-K filed on March 7, 2025. Transactional NAV is based on the month-end values of the Fund’s investments and other assets and the deduction of any liabilities, including certain fees and expenses, in all cases as determined in accordance with the Fund’s valuation policy that has been approved by the Fund’s board of directors. Organization and offering expenses advanced on the Fund’s behalf by the Fund’s investment manager are recognized as a reduction to Transactional NAV ratably over 60 months beginning on January 1, 2026, and unitholder servicing fees, as applicable, are recognized as a reduction to Transactional NAV on a monthly basis as such fees are accrued. Certain contingent tax liabilities may not be recognized as a reduction to Transactional NAV if the Fund’s general partner reasonably expects such liabilities will not be recognized upon divestment of the underlying investment. Transactional NAV per Unit may differ from the Fund’s net asset value as determined in accordance with accounting principles generally accepted in the United States of America.

December 2025 Distributions

On January 28, 2026, the Fund declared regular distributions for each class of its Units in the amounts per Unit set forth below:

Gross Distribution
Class I	$0.2194
Class S	$0.2194
Class D	$0.2194

The distributions for each class of Units are payable to unitholders of record as of the open of business on December 31, 2025 and will be paid on or about February 4, 2026.

These distributions will be paid in cash or reinvested in Units for unitholders participating in the Fund’s distribution reinvestment plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of January 26, 2026, among BXINFRA Aggregator (CYM) L.P., as borrower, Citibank N.A. and Sumitomo Mitsui Banking Corporation, as joint lead arrangers, Sumitomo Mitsui Banking Corporation, as administrative agent, and the lenders and the letter of credit issuers party thereto.

104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE INFRASTRUCTURE STRATEGIES L.P.

Date: January 28, 2026	By:	/s/ Christopher Striano
	Name:	Christopher Striano
	Title:	Chief Financial Officer

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